GLOBAL CASINOS, INC.

PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma consolidated balance sheet that follows has been prepared to give effect to the closing of the Doc Holliday Casino had the event occurred on March 31, 2013.

The accompanying unaudited pro forma consolidated statements of operations for the year ended June 30, 2012 and the nine months ended March 31, 2013 have been prepared as if closing of the Doc Holliday Casino had occurred separately on July 1, 2011 and July 1, 2012, respectively.  Explanations of the related pro forma adjustments follow the pro forma financial statements.

GLOBAL CASINOS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET MARCH 31, 2013
		Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS

Current Assets
Cash and cash equivalents	$ 463,258			$ 463,258
Accrued gaming income	113,549			113,549
Inventory	23,023			23,023
Prepaid expenses and other current assets	82,341			82,341
Total current assets	682,171			682,171

Note receivable, Georgia REIT	500,000			500,000

Land, building and improvements, and equipment, net	2,301,290			2,301,290

Total assets	$ 3,483,461			$ 3,483,461

	LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable, trade	$ 172,361			$ 172,361
Accounts payable, related parties	4,083			4,083
Accrued expenses	402,654			402,654
Accrued interest	108,651			108,651
Other current liabilities	111,091	293,500	A	404,591
Joint venture obligation	23,605			23,605
Notes payable and current portion of long-term debt	1,258,645			1,258,645
Total current liabilities	2,081,090			2,374,590
Loan participation obligations, less current portion	173,752			173,752

Other liabilities	-	356,645	A	356,645

Total liabilities	2,254,842			2,904,987

Commitments and contingencies

Stockholders' equity:
Preferred stock: 10,000,000 shares authorized	1,101,000			1,101,000
Common stock	358,100			358,100
Additional paid-in capital	15,215,533			15,215,533
Accumulated deficit	(15,446,014)	(650,145)	A	(16,096,159)
Total equity	1,228,619			578,474
Total liabilities and stockholders' equity	$ 3,483,461			$ 3,483,461

GLOBAL CASINOS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED MARCH 31, 2013

		Pro Forma
	Historical	Adjustments		Pro Forma
Revenues:
Casino revenue, net	$ 3,851,724	(1,335,180)	B	$ 2,516,544
Promotional allowances	(190,763)			(190,763)
Net Revenues	3,660,961			2,325,781

Expenses:
Casino operations	3,770,487	(1,722,231)	B	2,048,256
Operating, general, and administrative	203,456			203,456
Loss on asset disposals	(2,369)	2,369	B	-
	3,971,574			2,251,712

Loss from operations	(310,613)			74,069

Other income (expense):
Interest	(380,973)			(380,973)
Settlement of debt	95,667			95,667
Loss before provision for income taxes	(595,919)			(211,237)
Provision for income taxes	-			-
Net loss	(595,919)			(211,237)
Series D Preferred dividends	(42,622)			(42,622)
Net loss attributable to common shareholders	$ (638,541)			$ (253,859)

Loss per common share:
Basic	$ (0.09)			$ (0.04)

Weighted average shares outstanding:
Basic and diluted	7,061,615			7,061,615

GLOBAL CASINOS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2012

		Pro Forma
	Historical	Adjustments		Pro Forma
Revenues:
Casino revenue, net	$ 5,365,533	(2,041,715)	B	$ 3,323,818
Promotional allowances	(210,566)			(210,566)
Net Revenues	5,154,967			3,113,252

Expenses:
Casino operations	5,187,881	(2,413,463)	B	2,774,418
Operating, general, and administrative	410,728			410,728
Loss on asset disposals	9,852			9,852
	5,608,461			3,194,998

Loss from operations	(453,494)			(81,746)

Other income (expense):
Interest	(391,777)			(391,777)
Loss before provision for income taxes	(845,271)			(473,523)
Provision for income taxes	-			-
Net loss	(845,271)			(473,523)
Series D Preferred dividends	(56,933)			(56,933)
Net loss attributable to common shareholders	$ (902,204)			$ (530,456)

Loss per common share:
Basic	$ (0.13)			$ (0.08)

Weighted average shares outstanding:
Basic and diluted	6,818,616			6,818,616

GLOBAL CASINOS, INC. AND SUBSIDIARIES NOTES TO UNADITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
(A)

To record the estimated fair value of remaining lease liabilities at March 31, 2013 pursuant to the existing building lease for the Doc Holliday Casino.  The lease requires monthly minimum lease payments of $25,362, subject to certain credits available for building expenses paid.  The amount accrued represents the present value of the remaining lease payments discounted at 8%.  It does not include any credits that may be available as such credits are currently not estimable.

(B)	To eliminate revenues and expenses associated with the Doc Holiday Casino.

At March 31, 2013 the fixed assets of the Doc Holliday Casino were as follows:

Furniture, fixtures and equipment	$730,689
Accumulated depreciation	(659,551)
Furniture, fixtures and equipment, net	$71,138

The assets generally consist of various gaming equipment, casino furniture and fixtures, as well as various office equipment and furniture.  The fair value of the casino’s fixed assets is estimated to be in excess of the carrying value of the assets, and as such no pro forma impairment charges are recorded.